SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 4, 1998


                           Spice Entertainment Companies, Inc.
             (Exact Name of Registrant as specified in its Charter)


         Delaware                        0-21150           11-2917462
(State or other jurisdiction           (Commission      (IRS Employer
   of incorporation)                   File Number)     Identification No.)


         536 Broadway, New York, NY                        10012
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number,
including area code:                                 (212) 941-1434

Item 5.  Other Events.

     On February 4, 1998, Playboy Enterprises, Inc. ("PEI") and Spice Entertainment Companies, Inc. ("SPICE") issued a Press Release announcing they had entered into an agreement whereby PEI will acquire all of the outstanding shares of Spice for cash and PEI stock. Spice shareholders will retain ownership of Spice's digital operations center for video and Internet broadcasts, certain rights to a library of adult films, and Spice's option to acquire the outstanding stock of Emerald Media, Inc. Consummation of the proposed transaction is subject to due diligence review, receipt of necessary governmental approvals, definitive documentation, working capital and tax adjustments, approval of the proposed transaction by the Board of Directors of PEI and Spice and the stockholders of Spice, receipt of a fairness opinion by Spice and other customary closing conditions. Closing of the transaction is expected to occur during the second calendar quarter of 1998, however, there is no assurance that any definitive agreement regarding the sale of Spice will be reached or that the transaction will be completed. A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated by reference.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits:


Exhibit Number     Description
--------------     ---------------------------------------------------
99.1               Text of Press Release dated February 4, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SPICE ENTERTAINMENT COMPANIES, INC.



                                           /s/ Daniel J. Barsky
                                           ------------------------------------
                                           By: Daniel J. Barsky
                                               Senior Vice President,
                                               Secretary and General Counsel


Dated: February 6, 1998